Exhibit 99.1
                                                            ------------
[LOGO]
Coast
Financial Holdings, Inc.
                                       CORPORATE INVESTOR RELATIONS
                                       5333 - 15TH  AVENUE SOUTH, SUITE 1500
                                       SEATTLE, WA 98108
                                       206.762.0993 OR 503.234.6361
                                       www.stockvalues.com



Contacts:
Brian P. Peters, President and CEO      Brian F. Grimes, EVP and CFO
bpeters@coastbankflorida.com            bgrimes@coastbankflorida.com
941-752-5900                            941-752-5900


[LOGO]
CG  THE CEREGHINO GROUP



             COAST FINANCIAL REPORTS PROFIT FOR FIRST QUARTER
             ------------------------------------------------
           AS LOAN PORTFOLIO GROWS 63% AND DEPOSITS INCREASE 50%
           -----------------------------------------------------


Bradenton, Florida - April 22, 2004 - Coast Financial Holdings, Inc. (Nasdaq: CFHI), parent company of Coast Bank of Florida, today reported that strong loan growth contributed to a 70% increase in net interest income for the first quarter of 2004, compared to a year earlier. For the first quarter ended March 31, 2004, net income was $9,000, or less than one cent per basic and diluted share. For the first quarter of 2003, which included a non-recurring recovery of $400,000 on a defaulted bond that had been previously written off, net income was $134,000 or $0.10 per basic and diluted share. Excluding the $400,000 recovery, the net loss for the first quarter of 2003 was $115,000 or $0.09 per basic and diluted share.
"We are focused on our strategic plan and are on the right track for 2004," said Brian P. Peters, President and CEO of Coast Financial Holdings, Inc. "We ended the quarter in the black and expect to bring even more profitability to the bottom line as the year continues. We have substantially increased loans and deposits, while managing our risk-reward profile and limiting increases in non-interest expense."

Income Statement Review

Revenues (net interest income before the provision for loan losses plus other operating income) for the quarter ended March 31, 2004 increased 46% to $2.9 million, compared to $2.0 million for the first quarter of 2003. For the quarter, net interest income, a basic measure of bank profitability, grew 70% to $2.3 million, compared to $1.4 million in the like quarter of 2003. Net interest margin was 3.60% for the 2004 first quarter, a 26 basis point improvement from net interest margin of 3.34% for the fourth quarter of 2003, and a 43 basis point improvement from net interest margin of 3.17% for the first quarter of 2003.

"We have made the strategic decision to sell our residential servicing portfolio. During the first quarter we began selling residential loans servicing released, reducing the potential risk associated with retained servicing. We have entered into a contract to sell our existing servicing portfolio of approximately $112 million, which should close around the end of the second quarter. We expect that it will sell at about book value, generating little or no gain," said Peters. "As previously announced, we have recently inactivated our subsidiary, Coast Financial Partners. The services it was providing were replaced with the same services directly from Raymond James Financial Services, Inc., and our customers are working with the same asset and investment management staff. As a result, we have created an income stream from commissions and rents, and have limited any potential liability related to offering these products through a subsidiary of the bank.

"During February, we opened our sixth branch. Already, we have generated strong loans and deposits from the new location, and it continues to perform well, particularly for a new branch," continued Peters. "Just after the end of the quarter, we completed the purchase of a building in downtown Bradenton. This building will house our headquarters and our seventh Coast Bank branch. We have received regulatory approval and expect to open the branch in mid May. The corporate offices will relocate to the new building later in the year. The remainder of the building is fully leased with a number of long-term tenants. We will sell our existing 10,000 square foot operations center located at 6205 Cortez Road. We are focused on our plan to expand the franchise through profitable branching and have two additional locations in the planning stages. One of those locations was previously acquired and the other is under contract. We expect, subject to regulatory approval, to open those locations in 2005." Non-interest income for the first quarter was $588,000, compared to $555,000 for the fourth quarter of 2003 and $620,000 for the first quarter of 2003. Non-interest expense totaled $2.5 million for the first quarter of 2004, about level with expenses for the fourth quarter of 2003. For the first quarter of 2003, when the company was operating three branches, non-interest expense was $1.6 million.

Balance Sheet Review

Assets increased 51% to $304 million at March 31, 2004, compared to $202 million a year earlier. Stockholders' equity more than doubled to $34 million, from a year earlier, primarily as a result of the initial public offering completed in November 2003. Book value increased 17% to $9.06 per share at March 31, 2004, from $7.72 per share a year earlier.

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



CFHI-First Quarter Earnings
April 22, 2004
Page 2 of 6



"In building deposits as a new bank, we focused significant attention on drawing new time deposits, which represented about 67.6% of total deposits as of December 31, 2003. As of March 31, 2004, that ratio has declined to 65.6%. We are intent on building core deposits for the long-term, which enhance customer retention, and anticipate the mix of deposits to shift throughout the remainder of 2004," said Peters. "Our loan portfolio continues to shift according to our strategic plan. We are focusing on quality commercial and commercial real estate credits, and are letting installment loans, primarily related to our discontinued auto lending programs, run-off." Deposits grew 50% over the past twelve months to $248 million at March 31, 2004, compared to $165 million at March 31, 2003. Net loans jumped 63% to total $235 million at March 31, 2004, from $144 million a year earlier.

Commercial real estate loans grew 137% and now comprise 27% of Coast's net loan portfolio at March 31, 2004, compared to 19% a year earlier. Residential construction and land loans more than doubled and now account for 26% of net loans, compared to 21% at March 31, 2003. Commercial business loans grew 28% and represent 13% of net loans at December 31, 2003, compared to 17% a year earlier.
The ratio of net charge-offs to average loans outstanding improved 32 basis points to 0.13% at March 31, 2004, compared to 0.45% at December 31, 2003. At March 31, 2004, non-performing assets totaled $1.9 million, or 0.61% of total assets, compared to $1.1 million, or 0.42% of total assets at December 31, 2003, and $641,000, or 0.32% of total assets at March 31, 2003. The allowance for loan losses was $3.2 million, or 1.36% of total loans outstanding, at March 31, 2004, compared to $1.5 million, or 1.04% of total loans outstanding, a year earlier.

About the Company

Coast Financial Holdings, Inc. through its banking subsidiary, Coast Bank of Florida (www.coastbankflorida.com), operates six full-service banking locations in Manatee County, Florida. Coast Bank of Florida is a general commercial bank that provides full-service banking operations to its customers from branch offices in Bradenton, Palmetto and Longboat Key. Through an arrangement with Raymond James Financial Services, Inc., Coast makes asset and investment management services and insurance products available to its customers.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies, and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," expect," anticipate," project," and conditional verbs such as "may," "could," and "would," and other similar expressions or verbs. Such forward-looking statements reflect management's current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company's ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company's Form 10-KSB for the fiscal year ended December 31, 2003 and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

                                (tables follow)

CFHI-First Quarter Earnings
April 22, 2004
Page 3 of 6






RESULTS OF OPERATIONS                                                     Quarter Ended
-----------------------------------------------           --------------------------------------------
(In thousands except shares and per share data)           Mar 31, 2004    Dec 31, 2003    Mar 31, 2003
                                                          ------------    ------------    ------------
                                                          (unaudited)

Interest income:
  Loans receivable                                        $      3,604    $      3,143    $      2,418
  Securities                                                       238             211             276
  Other interest-earning assets                                     12              14              23
                                                          ------------    ------------    ------------
                                                                 3,854           3,368           2,717

Interest expense:
  Deposits                                                       1,471           1,377           1,279
  Borrowings                                                        85              79              87
                                                          ------------    ------------    ------------
                                                                 1,556           1,456           1,366
                                                          ------------    ------------    ------------
    Net Interest Income Before Provision For Loan Losses         2,298           1,913           1,351
Provision for loan losses:                                         329           2,424             181
                                                          ------------    ------------    ------------
    Net Interest Income After Provision For Loan Losses          1,969           (511)           1,170

Non-interest income:
  Service charges on deposit accounts                               96              83              65
  Gain on sale of loans                                            283             260             269
  Gain on sale of securities available for sale                      -               -              36
  Net loan servicing (costs) fees                                  (58)            (42)            (12)
  Asset management fees                                             71              98             117
  Other                                                            196             156             145
                                                          ------------    ------------    ------------

                                                                   588             555             620
Non-interest expense:
  Salary and employee benefits                                   1,330           1,307           1,137
  Occupancy and equipment                                          335             309             227
  Data processing                                                  248             236             202
  Professional fees                                                176              90              87
  Telephone, postage, and supplies                                 168             159             119
  Advertising                                                       97             167              73
  Settlement on impaired security                                   --              --            (400)
  Other                                                            188             197             130
                                                          ------------    ------------    ------------
                                                                 2,542           2,465           1,575
                                                          ------------    ------------    ------------
    Income Before Provision For Income Taxes                        15          (2,422)            215

Income tax expense (benefit):                                        6            (897)             81
                                                          ------------    ------------    ------------
Net income (loss)                                                    9          (1,525)            134

  Dividends on preferred stock                                       -               -               -

                                                          ------------    ------------    ------------
Net income (loss) applicable to common stockholders       $          9    $     (1,525)   $        134
                                                          ============    ============    ============

Earnings (loss) per share, basic and diluted              $       0.00    $      (0.56)   $       0.10

Weighted average shares outstanding, basic and diluted       3,740,032       2,698,493       1,350,450




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



CFHI-First Quarter Earnings
April 22, 2004
Page 4 of 6






FINANCIAL  CONDITION
----------------------------------------------
(In thousands except shares and per share data)           Mar 31, 2004    Dec 31, 2003    Mar 31, 2003
                                                          ------------    ------------    ------------
                                                           (unaudited)

ASSETS
------
Cash and due from banks                                   $      8,362    $      4,667    $      6,855
Federal funds sold                                              16,065           3,000           9,560
                                                          ------------    ------------    ------------
  Cash and cash equivalents                                     24,427           7,667          16,415

Securities available for sale                                   27,686          26,972          28,822
Loans, net of allowance for loan losses of
$3,212, $3,163, and $1,499, at                                 235,347         214,240         143,975
  3/31/04, 12/31/03, and 3/31/03 respectively

Foreclosed real estate                                              --             - -             338
Federal Home Loan Bank stock, at cost                              854             592             592
Premesis and equipment, net                                      9,616           8,614           6,438
Accrued interest receivable                                      1,263           1,187             919
Deferred income taxes                                            2,417           2,525           1,323
Loan servicing rights                                            1,105           1,134             863
Other assets                                                     1,019             952           1,860
                                                          ------------    ------------    ------------
                                                          $    303,734    $    263,883    $    201,545
LIABILITIES                                               ============    ============    ============

-----------
Deposits:
  Non-interest bearing demand deposits                    $     25,356    $     20,293    $     17,678
  Savings, NOW and money-market deposits                        60,125          46,934          39,954
  Time deposits                                                162,827         140,513         107,507
                                                          ------------    ------------    ------------
    Total deposits                                             248,308         207,740         165,139

Federal Home Loan Bank advances                                  2,500           7,500           2,500
Other borrowings                                                16,148          12,097          16,106
Other liabilities                                                2,820           2,881           1,379
                                                          ------------    ------------    ------------
                                                               269,776         230,218         185,125

STOCKHOLDERS' EQUITY
--------------------
Preferred stock, $.01 par value; $11
  liquidation value; 5,000,000 shares authorized                    --              --           5,995
Common stock, $5 par value; 20,000,000 shares authorized        18,737          18,677           6,752
Additional paid-in capital                                      19,404          19,351           5,896
Accumulated deficit                                             (4,046)         (4,055)         (2,191)
Accumulated other comprehensive income                            (137)           (308)            (32)
                                                          ------------    ------------    ------------
                                                                33,958          33,665          16,421
                                                          ------------    ------------    ------------
Total liabilities and stockholders' equity                $    303,734    $    263,883    $    201,545
                                                          ============    ============    ============

Preferred shares issued and outstanding at end of period            --              --         545,000
Common shares issued and outstanding at end of period        3,747,450       3,735,450       1,350,450

Book value per common share at end of period              $       9.06    $       9.01    $       7.72




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


CFHI-First Quarter Earnings
April 22, 2004
Page 5 of 6






ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)

LOANS:                                                Mar 31, 2004    Dec 31, 2003    Mar 31, 2003
------                                                ------------    ------------    ------------
                                                       (unaudited)

    Commercial                                        $     30,829    $     30,321    $     23,995
    Commercial real estate                                  63,801          55,506          26,953
    Installment                                             36,416          36,687          31,245
    Residential construction                                63,624          49,635          30,662

    Add (deduct):
       Deferred loan costs, net                              1,705           1,508             795
       Allowance for loan losses                            (3,212)         (3,163)         (1,499)
                                                      ------------    ------------    ------------
    Loans, net                                        $    235,347    $    214,240    $    143,975
                                                      ============    ============    ============

NON - PERFORMING ASSETS :                             Mar 31, 2004    Dec 31, 2003    Mar 31, 2003
-------------------------                             ------------    ------------    ------------

Loans on Non - Accrual Status                         $      1,850    $      1,055    $        242
Delinquent Loans on  Accrual Status                             --              --              30
                                                      ------------    ------------    ------------
Total Non - Performing Loans                                 1,850           1,055             272
Real Estate Owned (REO) / Repossessed assets                     2              62             369
                                                      ------------    ------------    ------------
       Total Non - Performing Assets                  $      1,852    $      1,117    $        641
                                                      ============    ============    ============

Total Non - Performing Assets / Total Assets                  0.61%           0.42%           0.32%

                                                                      Quarter Ended
                                                    ------------------------------------------------
CHANGE IN THE                                         Mar 31, 2004    Dec 31, 2003    Mar 31, 2003
ALLOWANCE FOR LOAN LOSSES :                           ------------    ------------    ------------
---------------------------

Balance at beginning of period                        $      3,163    $      1,631    $      1,350

Provision for loan losses                                      329           2,424             181

Recoveries                                                      12               2               1
Charge offs                                                   (292)           (894)            (33)
                                                      ------------    ------------    ------------
       Net charge offs                                        (280)           (892)            (32)
                                                      ------------    ------------    ------------

                                                      ------------    ------------    ------------
Balance at end of period                              $      3,212    $      3,163    $      1,499
                                                      ============    ============    ============

Net Charge-offs / Average Loans Outstanding                  0.13%           0.45%           0.02%
Allowance for Loan Losses / Total Loans Outstanding          1.36%           1.48%           1.04%
Allowance for Loan Losses / Non - Performing  Loans           174%            300%            551%




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



CFHI-First Quarter Earnings
April 22, 2004
Page 6 of 6






ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates / Ratios Annualized)
                                                                          Quarter Ended
                                                          --------------------------------------------
                                                          Mar 31, 2004    Dec 31, 2003    Mar 31, 2003
                                                          ------------    ------------    ------------
                                                          (unaudited)


OPERATING PERFORMANCE :
-----------------------

Average loans                                             $    223,949    $    194,609    $    136,172

Average securities and deposits                                 32,842          32,614          36,595

Average non - interest - earning  assets                        21,536          18,601          15,354
                                                          ------------    ------------    ------------
Total Average Assets                                      $    278,327    $    245,825    $    188,121
                                                          ============    ============    ============
Average interest bearing deposits                         $    200,086    $    179,234    $    142,016

Average borrowings                                              20,631          17,653          13,332

Average non - interest bearing  liabilities                     24,000          22,648          16,641
                                                          ------------    ------------    ------------
Total Average Liabilities                                      244,717         219,535         171,989

Total average equity                                            33,610          26,289          16,132
                                                          ------------    ------------    ------------
Total Average Liabilities And Equity                      $    278,327    $    245,825    $    188,121
                                                          ============    ============    ============
Interest rate yield on loans                                     6.47%           6.41%           7.20%

Interest rate yield on securities and deposits                   3.06%           2.74%           3.31%

Interest Rate Yield On Interest Earning Assets                   6.04%           5.88%           6.38%
                                                          ------------    ------------    ------------
Interest rate expense on deposits                                2.96%           3.05%           3.65%

Interest rate expense on borrowings                              1.66%           1.77%           2.65%

  Interest Rate Expense On Interest Bearing Liabilities          2.84%           2.93%           3.57%
                                                          ------------    ------------    ------------
Interest rate spread                                             3.20%           2.95%           2.81%
                                                          ============    ============    ============
Net interest margin                                              3.60%           3.34%           3.17%
                                                          ============    ============    ============
Other operating income / Average assets                          0.85%           0.90%           1.34%

Other operating expense / Average assets                         3.67%           3.98%           3.39%

Efficiency ratio (non-interest expense / revenue)               88.07%          99.91%          79.92%

Return on average assets                                         0.01%          -2.46%           0.29%

Return on average equity                                         0.11%         -23.01%           3.37%

Average equity  /  Average assets                               12.08%          10.69%           8.58%





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